Exhibit 99.1

News
CapitalSource Inc.

5404 Wisconsin Avenue Second Floor Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael Weiss
Senior Vice President, Investor Relations	Director of Communications
& Corporate Communications	(301) 841-2918
(212) 321-7212	mweiss@capitalsource.com
doakes@capitalsource.com

CapitalSource Executive Chairman Takes Leave of Absence to Run for Congress

CHEVY CHASE, Md., January 4, 2012 – CapitalSource Inc. (NYSE:CSE) today announced that John K. Delaney is taking a leave of absence from his position as Executive Chairman, without pay, in order to pursue a seat in the United States House of Representatives. The leave of absence is effective immediately. Mr. Delaney will continue, however, in his role as Chairman of the Board of Directors.